UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 23, 2007
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 23, 2007, the Board of Directors of Health Care REIT, Inc. (the “Company”) amended Article V, Section 1 and Section 4 of the Company’s Amended and Restated By-Laws to permit the issuance and transfer of uncertificated shares of the Company’s stock. The changes were adopted to comply with the rules of the New York Stock Exchange requiring the Company’s securities to be eligible for participation in a direct registration system (“DRS”), such as the one currently administered by The Depository Trust Company. DRS allows investors to have securities registered in their names without the issuance of physical stock certificates and allows them to electronically transfer securities to broker-dealers in order to effect transactions. The Company’s implementation of DRS will be completed once necessary filings have been made with the Company’s transfer agent, but in no event later than January 1, 2008.
The above summary is qualified in its entirety by reference to the actual text of the Second Amended and Restated By-Laws, effective as of October 23, 2007, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
3.1	Second Amended and Restated By-Laws of Health Care REIT, Inc.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board and Chief Executive Officer

Dated: October 29, 2007